UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2006

FRANKLIN TOWERS ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

333-135199 (Commission File Number)	20-4574010 (IRS Employer Identification No.)

5 Ash Drive, Center Barnstead
New Hampshire 03225
(Address of Principal Executive Offices)
(Zip Code)

(702) 966-0436
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8- Other Events

Item 8.01 Other Events

On September 25, 2006, Franklin Towers Enterprises, Inc. (the “Registrant”) concluded and terminated its public offering held in accordance with the Registration Statement on Form SB-2, which was declared effective by the Securities and Exchange Commission on July 20, 2006. Although pursuant to the Registration Statement the offering could have remained open for as long as 90 business days after its effective date, the Registrant terminated the offering because it has raised sufficient funds to date and believes that additional funds would not have been raised pursuant to the offering. Prior to the conclusion of the offering, the Registrant had sold to 10 persons an aggregate of 3,180,000 shares of its common stock for a purchase price of $0.025 per share (amounting in the aggregate to $79,500.00).

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements.

(b) Pro forma financial information.

(c) Exhibits:

Exhibit 10.1  Form of Subscription Agreement for the Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN TOWERS ENTERPRISES, INC.

Date: September 25, 2006	By:	/s/ Kelly Fan
Name: Kelly Fan
Title: President, Chief Executive Officer, Treasurer, Secretary and Director